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                                                                    EXHIBIT 10.9

[VERISYS LOGO]

                                                    Verdisys, Inc.
                                                    25025 I-45 North, Suite 525
                                                    The Woodlands, TX 77380
                                                    Toll Free: (281) 364-8999
                                                    Web: www.verdisys.com

                                SERVICE CONTRACT
                                       and
                               EQUIPMENT ADDENDUM
                      NOBLE ENERGY, INC. AND VERDISYS, INC

                               September 17, 2003

SCOPE OF PROJECT

Noble Energy, Inc. ("Noble") would like to engage Verdisys, Inc. ("Verdisys") to provide high-speed satellite connectivity to offshore sites within the United States.

1.0 SATELLITE SYSTEMS

Verdisys will provide shipments and installation of twenty (20) V-Multi satellite return systems to sites chosen by Noble. All units will be installed on offshore platforms.

   V-Multi VSAT Outdoor Equipment:   V-Multi VSAT Indoor Equipment:

     1. Non-penetrating mount           1. IFL cable, RG6 and RG8

     2. 1.8M for offshore               2. V-Multi broadband VSAT

     3. 2 W linear TXB                  3. External Power Supply (if necessary)

     4. LNB and Feed Assembly

1.1 OFFSHORE HARDWARE AND INSTALLATION

               IDU, ODU & antenna                              1.8 m

               IDU, ODU complete system                  $  4,195.00
               Shipping                                  $    250.00
               Installation                              $  1,200.00*
               Applicable taxes                          $    356.57

               *Noble will provide transportation to the platform

2.0 TERM OF CONTRACT AND BANDWIDTH SERVICES

Bandwidth services ("Services") will be billed quarterly at a the monthly rate depicted below. The term of the Services is 36-months for all sites pertaining to this contract; Billing for each system will commence when system is installed and service provided. Monthly recurring cost will reflect total units installed.

20 V-Multi VSAT Units     512Kbps / 128Kbps      $ 142.00   . 35 GB per Month**

** $.38 Per MB charge for bandwidth use over the GB Transfer Allowance.

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Service Contract - Noble and Verdisys, Inc.                                    1

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3.0 RESPONSIBILITIES OF PARTIES

3.1 VERDISYS SUPPORT

Verdisys will provide support for the satellite return systems and the basic connectivity, to the point of connection to Noble's computer, server, port, hub or VPN router.

3.2 NOBLE SUPPORT Noble agrees to provide sufficient, free and safe access to Noble facilities to permit timely installation of products and/or performance of services. Noble is responsible for integration and interconnection of Verdisys products and services with Noble's internal networks.

4.0 WARRANTIES AND LIMITATIONS

4.1 TERMS AND CONDITIONS

All warranties related to Verdisys hardware and Verdisys services are contained in the separate "Service Level Agreement" (SLA) and "Agreement with Verdisys" documents included with this Contract.

4.2 PERFORMANCE

Verdisys will provide business class bandwidth systems with 5 static IP addresses. See attached SLA for network performance outline.

4.3 WARRANTIES

Verdisys hereby warrants and represents as follows:

(a) Ownership. Verdisys is the owner of the equipment and any and all rights to the equipment that it is providing to Noble and it may provide that equipment without violating the rights of any third party, and there is currently no actual or threatened suit by any third party based upon any alleged violation of any such right by Verdisys;

(b) Warranty Period. For a period of three (3) years from the date of this Contract, the equipment shall be (i) free from defects and material and workmanship under normal use and remain in good working order, (ii) function properly and conformity with this warranty and any other warranties that may be contained in the SLA or agreement with Verdisys.

4.4 INDEMNITY

Verdisys, at its own expense shall indemnify, release and hold harmless Noble, its subsidiaries, affiliates or assignees, and their directors, officers, employees and agents and defend any action brought against same with respect to any claim, demand, cause of action, debt, loss or liability, including attorneys' fees and court costs, to the extent that it is based upon a claim that the equipment used of the Services provided hereunder infringes or violates any patents, copyrights, trade secrets, licenses, or other property rights of any third party. Noble may, at its own expense, assist in such defense if it so chooses, provided that as long as Verdisys can demonstrate sufficient financial resources, Verdisys shall control such defense and all negotiations relative to the settlement of any such claim and further provided that any settlement intended to bind Noble shall not be final without Noble's written consent, which shall not be unreasonably withheld. Noble shall promptly provide Verdisys with written notice of any claim which Noble believes falls within the scope of this paragraph.

Verdisys agrees to indemnify, release, defend and hold harmless Noble for any liability or expense due to claims for personal injury or property damage (i) arising out of the furnishing or performance of the equipment or the Services provided hereunder or (ii) arising out of the fault or negligence of Verdisys, its employees or agents.

Service Contract - Noble and Verdisys, Inc.                                    2

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4.5 THIRD PARTY SOFTWARE AND HARDWARE

Verdisys hereby agrees that, to the extent the equipment or Services as provided by Verdisys requires the use of third party rights to hardware and/or software (the "Third Party"), Verdisys shall at its sole cost maintain the rights to use a currently supported version of such Third Party Software or Hardware, and procure similar rights for Noble as necessary for Noble's permitted use thereunder. If such Third Party Software or Hardware is no longer available or supported, or Verdisys cannot procure the rights described in the prior sentence, Verdisys shall promptly and at its sole cost procure replacement software for the Third Party Software or Hardware and the necessary rights therein for Noble so as to provide Noble with uninterrupted functionality of the equipment and services.

4.6 CONFIDENTIALITY

Each party agrees that it shall not disclose to any third party any information concerning the customers, trade secrets, methods, processes or procedures or any other confidential business information of the other party, which it learns during the course of its performance of this Contract, without the prior written consent of such other party. This obligation shall survive the cancellation or other termination of this Contract.

4.7 GOVERNING LAW

This Contract shall be governed by and construed under the laws of the State of Texas.

4.8 ASSIGNMENT

Either party may assign its rights under this contract with the prior written notice to the other party and this Contract is binding upon the parties and their successors and assigns.

NOBLE ENERGY, INC.                               VERDISYS, INC.
Noble Energy, Inc.                               Dan Williams, President and CEO
350 Glenborough Suites 100                       Verdisys, Inc.
Houston TX 77067                                 25025 I-45 North, Suite 525
                                                 The Woodlands, TX 77380

NOBLE ENERGY, INC.                               VERDISYS, INC.

By: /s/                                          By: /s/ Dan Williams
    --------------------------------                 ---------------------------
Signature                                        Signature

Date: 9/26/03                                    Date: 9/30/03

Service Contract - Noble and Verdisys, Inc.                                    3

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                     V - INDUSTRIAL SERVICE LEVEL AGREEMENT

PERFORMANCE MEASUREMENT. For each of the Service Level Agreements (SLAs) listed below, the measurements of all applicable durations shall be based on the time stamps generated by the Verdisys trouble ticket tracking and reporting system. As such, individual remote outage durations shall be deemed to start upon opening of an applicable trouble ticket, and shall be deemed closed when the ticket is closed in accordance with Verdisys' trouble resolution procedures.

SLA APPLICABILITY. Verdisys SLAs apply to the relationship between Verdisys and Reseller, Customer or End User as described per this agreement or the "Agreement With Verdisys" document. SLA terms and provisions are transferable upon notification to Verdisys and are considered Confidential Controlled information.

SLA EXCEPTIONS. Verdisys will be relieved of its Service Level Agreements to the extent that any service interruptions are due to any of the following:

         - Failure of interruption of service due to the failure or non-performance of any terrestrial backhaul equipment or connections;

         - Action or inaction by Reseller, Customer(s), or End User(s), or their employees, invitees, third parties, including, but not limited to, changes in applications and protocols, or transmission parameters from those tested and approved by Verdisys;

         -        Maintenance Exclusions;

         - Reseller, Customer or End Uses scheduled and approved downtime (maintenance, upgrades, etc.);

         -        Breach of this Agreement by Reseller, Customer or End User;

         - Inability to service a Site due to access restrictions of Reseller, Customer(s) or End User(s); and

         - Any other cause beyond Verdisys' control to include but not limited to those actions set forth under the Force Majeure provision of this Agreement or the "Agreement With Verdisys"; or failure or unavailability of Reseller's data center or equipment not provided by Verdisys.

VERDISYS                              6/22/02                                  1

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                       SERVICE LEVEL AGREEMENT COMMITMENTS

A. NETWORK AVAILABILITY

Definition        Percentage of time the VSATs, satellite and hub are in service and available to support duplex data communications.

Specification     99.7%

Measurement       Number of total actual Verdisys network minutes per month
                  divided by total possible number of network service minutes, tallied and averaged on a rolling 12-month basis.

A. NETWORK MEAN TIME TO REPAIR

Definition        Average time to restore hub to operational service following an outage.

Specification     Six hours

Measurement       Total elapsed time for restoration of all hub outages during a calendar month, measured from event start to event end for each event, divided by the number of discreet events.

B. MAXIMUM NETWORK OUTAGE DURATION

Definition        Maximum outage duration for an individual hub outage from
                  event start to event end.

Specification     Twelve hours

Measurement       Total elapsed time from start of outage to restoration of
                  service.

VERDISYS                              6/22/02                                  2